PRICING SUPPLEMENT NO. 51                                        Rule 424(b)(3)
DATED: October 16, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 10/21/97    Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 10/21/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                               Optional           Optional
                           Redemption          Repayment          Repayment
Redeemable On              Price(s)            Date(s)            Price(s)
-------------              ----------          ---------          ----------

N/A                        N/A                 N/A                N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[x]         Treasury Rate                    Interest Reset Period: Weekly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                   Interest Payment Period: Quarterly

Index Maturity:  Three months

Spread (plus or minus): +.60%

-----------------------------------------

*        Weekly on each Tuesday, or the day following the Treasury auction.

**       1/21/98, 4/21/98, 7/21/98 and 10/21/98.

***      The three-month Treasury Rate on 10/20/97 plus 0.60%.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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